SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 18, 2005

PSI ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-3543	PSI ENERGY, INC. (An Indiana Corporation) 1000 East Main Street Plainfield, Indiana 46168 (513) 421-9500	35-0594457

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On October 18, 2005, PSI Energy, Inc. entered into an underwriting agreement (the “Underwriting Agreement”) pursuant to which the registrant agreed to issue and sell $350,000,000 aggregate principal amount of its 6.12% Debentures due 2035 to be issued pursuant to the provisions of the Indenture, dated as of November 15, 1996, between the registrant and The Bank of New York Trust Company, N.A. (successor trustee to Fifth Third Bank), as Trustee (the “Trustee”), as supplemented by the Ninth Supplemental Indenture dated as of October 21, 2005 between the registrant and the Trustee.  The registrant agreed to sell the principal amount of the Debentures to the underwriters at a price of 99.072% of their principal amount.  The Underwriting Agreement contains customary representations and warranties, indemnification provisions and closing conditions.

The disclosure in this Item 1.01 is qualified in its entirety by the provisions of the Underwriting Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)           Exhibits

10.1        Underwriting Agreement in connection with PSI Energy, Inc.’s issuance and sale of $350,000,000 aggregate principal amount of its 6.12% Debentures due 2035.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSI ENERGY, INC.

Dated: October 25, 2005	By	/s/ MARC E. MANLY
Name: Marc E. Manly
Title: Executive Vice President and Chief Legal Officer